** IMPORTANT NOTICE **

Regarding the Availability of Shareholder Meeting Materials

Shareholder Meeting to be held on March 01, 2014 at 10:00A.M.

#12-3620 29th Street N.E.
Calgary, Alberta, Canada T1Y 5Z8

This communication presents only an overview of the more complete Shareholder Meeting Materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the materials.

MEETING MATERIALS — VIEW OR RECEIVE

You can choose to view the materials online or receive a paper or e-mail copy. There is NO charge for requesting a copy. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor. To facilitate timely delivery please make the request as instructed below on or before 02/15/2014.

HOW TO VIEW MATERIALS VIA THE INTERNET

We are placing the materials on our website at https://edebitglobal.com  prior to the shareholder meeting.  The material that you will see on the web site is the following;

i)	Annual Report on Form 10-K for fiscal year ended December 31, 2012
ii)	Quarterly Report on Form 10-Q for the quarters ended:
March 31, 2013, June 30, 2013 and September 30, 2013;
iii)	Information Statement dated January 21, 2014; and
iv)	any other information that you will be required to have for the meeting.

HOW TO REQUEST A COPY OF MATERIALS

    1)        BY INTERNET –https://edebitglobal.com
    2)        BY TELEPHONE - (403) 461-1461
    3)        BY E-MAIL - sonjad@edebitglobal.com

#12-3620 29th Street N.E. • Calgary, Alberta, Canada T1Y 5Z8
Tel: (403) 290-0264 • Fax: (403) 290-1266
Web:https://edebitglobal.com • Email: sonjad@edebitglobal.com